UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the previously announced liquidations of the Nuveen Diversified Commodity Fund (“CFD”) and Nuveen Long/Short Commodity Total Return Fund (“CTF,” and together with CFD, the “Funds”) and related termination of trading of each Fund, on December 27, 2016, NYSE MKT filed a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission with respect to each Fund.

Item 3.03 - Material Modifications to Rights of Security Holders.

On December 30, 2016, all shares of common units of beneficial interest in the Funds were redeemed for cash by payment of a liquidating distribution in an amount equal to the net asset value per share of the respective Fund as of such date.

A copy of the press release regarding the completed liquidation of the Funds, dated December 30, 2016, is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 3.03.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the liquidation of the Funds, each of Christopher A. Cotter, Jon C. Hunt, L. Joe Moravy and Harry W. Short resigned his respective position as a member of the Independent Committee of CFD, effective as of December 30, 2016.

Item 9.01 - Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 30, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND

By: Nuveen Commodities Asset Management, LLC, its Manager

Date: January 3, 2017

/s/ William Adams IV
William Adams IV President (Principal Executive Officer)